SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 23, 2007
ACE*COMM Corporation
(Exact name of registrant as specified in its charter)

Maryland	0-21059	52-1283030

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
704 Quince Orchard Road, Gaithersburg, Maryland 20878
(Address of principal executive offices)
Registrant’s telephone number, including area code: (301) 721-3000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
ACE*COMM Corporation has regained compliance with Nasdaq Marketplace Rules 4350(i)(1)(D), IM4350-2 and 4310(c)(17) after being notified it was not in compliance.
The company received a Nasdaq Staff Deficiency Letter on July 23, 2007 indicating that upon review of the private placement of convertible notes and warrants transaction completed by the company on June 11, 2007, the Nasdaq Staff determined that the transaction failed to comply with Nasdaq Marketplace Rules 4350(i)(1)(D), IM4350-2 and 4310(c)(17).
The Staff further notified the company on July 23, 2007 that based on subsequent submissions of amended, restated and supplemental agreements and other materials, the issues relating to the private placement had been corrected and the company has regained compliance with Nasdaq Marketplace Rules 4350(i)(1)(D), IM4350-2 and 4310(c)(17).
The Nasdaq Listing Qualifications staff has granted the company an extension, through September 5, 2007, to regain compliance with other Nasdaq listing requirements.
A copy of the company’s press release announcing receipt of the deficiency notification and that the company has regained compliance from Nasdaq is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

(d)	99.1 Press release, dated July 27, 2007 announcing the receipt of Nasdaq Capital Market notification of non-compliance and that the company has regained compliance with those Nasdaq Marketplace rules.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACE*COMM CORPORATION

(Registrant)

Date: July 27, 2007	/s/ Steven R. Delmar

Name: Steven R. Delmar
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press release, dated July 27, 2007 announcing the receipt of Nasdaq Capital Market notification of non-compliance and that the company has regained compliance with those Nasdaq Marketplace rules.